Exhibit 10.2

AMENDING AGREEMENT AND DIRECTION

TO:     Ironwood Gold Corp.

RE:	Acquisition Agreement dated for reference October 28, 2009 between
Ironwood Mining Corp., Ironwood Gold Corp. and Kingsmere Mining Ltd.

All capitalized terms used and not otherwise defined herein have the meaning given to such terms in the Acquisition Agreement.

1.	Section 4 of the Acquisition Agreement is deleted in its entirety and is replaced with the following:

"Ironwood Gold Corp. hereby agrees to issue 15,000,000 restricted shares of common stock of ironwood. Gold Corp. (the "Consideration Shares") to Ironwood Mining Corp. or its nominees or assignees".

2.	Ironwood Mining Corp. hereby directs that the Consideration Shares be issued to the parties listed on the attached Schedule "A".

3.	In all other respects the terms and conditions of the Agreement shall continue in full force and effect.

4.
Each of the parties hereto agrees to do and/or execute all such further and other acts, deeds, things, devices, documents and assurances as may be required in order to carry out the true intent and meaning of this Amending Agreement.

5.	This Amending Agreement shall ensure to the benefit of and he binding upon the parties hereto and each of their successors and permitted assigns, as the case may be.

6.
This Amending Agreement may be executed in any number of counterparts and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts taken together will be deemed to be one and the same instrument. The execution of this Amending Agreement will not become effective until all counterparts hereof have been executed by all of the parties hereto.

7.
Each of the parties hereto will be entitled to rely upon delivery by facsimile of executed copies of this Amending Agreement, and such facsimile copies will be effective to create a valid and binding agreement among the parties hereto in accordance with the teems and conditions of this Amending Agreement.

IN WITNESS WHEREOF, this Amending Agreement has been executed and delivered as of the 17th day of December, 2009.

IRONWOOD MINING CORP.

Per:______________________ (authorized signatory)

IRONWOOD GOLD CORP

Per:_______________________ (authorized signatory)